EXHIBIT 10.39

SECOND AMENDMENT TO THE

PERCEPTRON, INC.

FIRST AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Pursuant to the amendment provisions in Section 10.7 of the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (“Plan”) and the approval of the Board of Directors of Perceptron, Inc. (“Company”), the Plan is hereby amended as set forth below:

1. Subject to approval of the shareholders of the Company, Section 1.6 of the Plan (Stock) shall be amended and restated in its entirety to read as follows:

1.6 Stock. The Corporation has reserved 1,400,000 shares of the Corporation’s Common Stock for issuance in conjunction with all Options and other stock-based awards to be granted under the Plan. All of the 1,400,000 shares of the Corporation’s Common Stock so reserved may be granted as ISOs. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, or Performance Share Award granted hereunder may again be subjected to grants and awards under the Plan. In the event that an Option granted under the Plan is exercised by delivering shares of Common Stock that previously were acquired by exercising Options granted under the Plan, such shares of previously-acquired Common Stock so delivered to the Corporation may again be subject to grants under the Plan. Shares of Common Stock shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 10.6. Upon payment in shares of Common Stock pursuant to the exercise of a Stock Appreciation Right, the number of shares available for grant under the Plan shall be reduced only by the number of shares actually issued in such payment. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

THIS SECOND AMENDMENT is hereby adopted as of August 23, 2011.

PERCEPTRON, INC.

By:	/s/ Harry T. Rittenour
Harry T. Rittenour, President and Chief Executive Officer

            BOARD OF DIRECTORS APPROVAL: 8/23/2011

SHAREHOLDER APPROVAL: 11/15/2011